Exhibit 10.2

AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 1 (this “Amendment Agreement”), dated as of February 23, 2011, to the Registration Rights Agreement dated as of December 16, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Xplore Technologies Corp., a Delaware corporation (the “Company”), and the signatories hereto.

R E C I T A L S:

WHEREAS, the Company and the existing holders of shares of Series D Preferred Stock are parties to the Agreement, which sets forth the registration rights granted to the holders of Series D Preferred Stock in connection with the shares of Company common stock issuable upon the conversion of the Series D Preferred Stock;

WHEREAS, the Company intends to issue and sell up to 1,000,000 shares of Series D Preferred Stock to accredited investors pursuant to a private placement (the “Offering”);

WHEREAS, the Company and the undersigned holders desire to amend the Agreement, effective as of the date hereof, to, among other things, (i) allow for the purchasers of Series D Preferred Stock issued in the Offering (the “Additional Investors”) to become parties to the Agreement and be granted the registration rights set forth therein, (ii) amend the definition of “Investors” to include the Additional Investors and (iii) amend the definition of “Preferred Shares” to include the shares of Series D Preferred Stock issued in the Offering;

WHEREAS, Section 10(i) of the Agreement provides that the Company will not grant any additional registration rights after the date of the Agreement without the consent of the holders of at least a majority of the Registrable Stock unless such registration rights are subordinate in all respects to the rights contained in the Agreement;

WHEREAS, Section 10(d) of the Agreement provides that amendments to the Agreement may only become effective with the written consent of the Company and the holders of at least a majority of the Registrable Stock (assuming the conversion of all Preferred Shares into Registrable Stock);

WHEREAS, the holders of at least a majority of the Registrable Stock wish to consent to the grant of the registration rights set forth in the Agreement to the Additional Investors; and

WHEREAS, the Company and the holders of at least a majority of the outstanding shares of Registrable Stock under the Agreement wish to consent to the amendments contained herein and, upon execution of this Amendment Agreement by the Company and such holders, the requirements of Section 10(d) of the Agreement will be satisfied.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree, as follows:

1.             Definitions in this Amendment Agreement.  Except as otherwise defined in this Amendment Agreement (including the preamble and the recitals hereof), capitalized terms are used herein with the meanings ascribed to such terms in the Agreement.

2.             Consent to Additional Parties to the Agreement.  The undersigned holders of at least a majority of the Registrable Stock hereby consent to the addition of the Additional Investors as parties to the Agreement and of the grant of the registration rights set forth in the Agreement to such Additional Investors.  The Company shall require each Additional Investor to agree in writing to be subject to the terms and conditions of the Agreement, and that such terms and conditions shall inure to the benefit of such Additional Investors, by executing and delivering a Joinder Agreement, in substantially the form attached as Exhibit A, and upon execution and delivery of such Joinder Agreement, each such Additional Investor shall be deemed to be an Investor under the Agreement.

3.             Consent to Amendments to the Agreement.  The Company and the undersigned holders of at least a majority of the outstanding shares of Registrable Stock hereby consent to the amendments to the Agreement contained in this Amendment Agreement and acknowledge that, upon execution of this Amendment Agreement by the Company and such holders, the requirements of Section 10(d) of the Agreement will be satisfied.

4.             Amendment to Recitals of the Agreement.  The Recitals to the Agreement are hereby amended and restated in their entirety to read as follows:

“WHEREAS, the Company and the other parties hereto wish to provide certain arrangements with respect to the registration of shares of common stock, $0.001 par value, of the Company (the “Common Stock”) under the Securities Act (as defined below);

WHEREAS, the Company and certain of the Investors who are signatories thereto (the “Majority Noteholders”) have entered into an Exchange Agreement, dated November 3, 2010 (the “Exchange Agreement”), pursuant to which, subject to the terms and conditions therein, such Investors are converting and exchanging all of the outstanding indebtedness of the Company under those certain Note Purchase Agreements, dated September 5, 2008, February 27, 2009 and November 5, 2009, each as amended, for, and the Company is issuing, shares of the Company’s Series D Participating Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”);

WHEREAS, SG Phoenix LLC, on behalf of the Company, and certain additional investors (the “Additional Investors”) have entered into subscription agreements, pursuant to which, subject to the terms and conditions therein, the Company is issuing and selling to such Additional Investors, and such Additional Investors are purchasing from the Company, an aggregate of up to 1,000,000 shares of Series D Preferred Stock (the “Offering”); and

WHEREAS, it is a condition to the obligations of the Investors under the Exchange Agreement and the Additional Investors pursuant to the Offering that this

Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.”

5.             Amendment to Definition of “Investors” in the Agreement.  The definition of “Investors” in the Agreement is hereby amended effective as of the date hereof to include the Additional Investors in the Offering.

6.             Amendment to Definition of “Preferred Shares” in the Agreement.  The definition of “Preferred Shares” in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

““Preferred Shares” means shares of Series D Preferred Stock issued to the Investors pursuant to the Exchange Agreement or the Offering, or by way of a stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.”

7.             Amendment to Section 10(g) of the Agreement.  Section 10(g) of the Agreement is hereby amended by deleting the term “Preferred Stock” and inserting in lieu thereof, the term “Preferred Shares.”

8.             Effectiveness of Amendments.  The amendments to the Agreement contained in this Amendment Agreement shall become effective on and as of the date hereof.  From and after such date, each reference in the Agreement to the “Agreement”, or any like expression referring to the Agreement, shall be deemed to refer to the Agreement as amended by this Amendment Agreement.  The Agreement, other than as amended hereby, shall remain unchanged and in full force and effect.

9.             Counterparts; Facsimile.  This Amendment Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

10.           Governing Law.  This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

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SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the day and year first above written.

COMPANY:	XPLORE TECHNOLOGIES CORP.

	By:	/s/Michael J. Rapisand
		Name:	Michael J. Rapisand
		Title:	Chief Financial Officer

REQUIRED HOLDERS:	PHOENIX VENTURE FUND LLC

	By:	SG Phoenix Ventures LLC,
its Managing Member

	By:	/s/Andrea Goren
		Name:	Andrea Goren
		Title:	Member

/s/Philip S. Sassower
PHILIP S. SASSOWER

PHOENIX ENTERPRISES FAMILY FUND LLC

	By:	/s/Philip S. Sassower
		Name:	Philip S. Sassower
		Title:	Managing Member

JAG MULTI INVESTMENTS LLC

	By:	/s/Alexander M. Goren
		Name:	Alexander M. Goren
		Title:	Managing Member

ANDAX LLC

	By:	/s/Andrea Goren
		Name:	Andrea Goren
		Title:	Managing Member